Exhibit 99.1

PRESS RELEASE

September 19, 2006

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA - ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank (ECB), announces that on September 19, 2006, the Corporation’s Board of Directors declared a quarterly cash dividend of $0.17 per share, payable October 16, 2006 to shareholders of record on October 3, 2006.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank (ECB), is a state-chartered, independent community bank insured by the FDIC. Rated 89th among NC’s Top 100 Public Companies by the Charlotte Business Journal in 2006, ECB provides a full range of financial services. With 20 offices covering eastern N.C. from Currituck to Wilmington and Greenville to Hatteras, ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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